Exhibit 32.1




     CERTIFICATE OF THE CEO AND PRESIDENT PURSUANT TO 18 U.S.C. SECTION 1350



In connection with the Annual Report of Sunset Brands, Inc. (the "Company") on Form 10-KSB for the period ending December 31, 2004 (the "Report"), I, the undersigned CEO and President of the Company, hereby certify to the best of my knowledge, solely for the purpose of complying with 18 U.S.C. Section 1350, that:

           (1) The Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

           (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.




Date:  April 26, 2005                                       /s/ Todd Sanders
                                                            Todd Sanders